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                                                                  Exhibit 10.5


                             EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT, dated as of July 1, 1994 (the "Agreement"), is by and between United States Can Company, a Delaware corporation having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60521 ("U.S. Can"), and Tony Bonadonna, an employee of U.S. Can (the "Employee").

                 WHEREAS, the Employee has been or is being hired to serve as the Vice President - Human Resources of U.S. Can; and

                 WHEREAS, U.S. Can desires to retain the Employee's services, and the Employee is willing to enter into and/or continue his employment as an employee of U.S. Can on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. EMPLOYMENT. The Employee shall be employed by U.S. Can as Vice President - Human Resources for the Term of Employment (as defined in Section 5 hereof), and on the terms and conditions set forth herein.

                 2. DUTIES. The Employee shall perform those duties normally associated with the position of Vice President - Human Resources, as well as any other duties and tasks as may be assigned from time to time to the Employee by the Chief Executive Officer of U.S. Can. During the Term of Employment, the Employee shall work exclusively for U.S. Can and its Affiliates (as hereinafter defined) and devote substantially all his business efforts and time to fulfill the duties of his employment.

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                 For purposes of this Agreement, the term "Affiliate" shall mean U.S. Can, any other corporation owned or controlled by U.S. Can, directly or indirectly, and any parent or subsidiary of U.S. Can, including, without limitation, U.S. Can Corporation, a Delaware corporation.

                 3. SITE OF EMPLOYMENT. During the Term of Employment, Employee's regular place of employment shall be U.S. Can's principal offices located at 900 Commerce Drive, Oak Brook, Illinois 60521, or such other place as the Chief Executive Officer may direct.

                 4.       COMPENSATION AND BENEFITS.

                          A. SALARY. In full consideration for the aforementioned services and subject to the due performance thereof, the Employee shall receive an annual base salary of $155,000 (payable bi-monthly in arrears) during the Term of Employment; provided, however, that the Employee shall receive only a pro rata share of such salary through the date of termination or resignation in the event the Employee is terminated for cause by U.S. Can pursuant to
                          Section 6(i) or in the event the Employee voluntarily resigns pursuant to Section 6(iii) hereof. U.S. Can shall calculate any pro rata share of the Employee's salary earned through the date of termination or resignation, including accrued but unused vacation time. In the event the Employee is terminated by U.S. Can without cause pursuant to Section 6(ii) below, the Employee shall be entitled to receive his Severance Payments pursuant to Section 7 hereof; provided, however, that in the event the Employee is terminated without cause due to a disability in accordance with Section 8 hereof, U.S. Can shall only be obligated to the Employee for the difference


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                          between the Severance Payments and any other amounts
                          received by the Employee as a result of such
                          disability, including but not limited to amounts received pursuant to any disability insurance plan provided by U.S. Can, worker's compensation payments and any compensatory or punitive damage awards received in any personal injury action. Any increase in base salary, or the award of any bonus, shall be made in the sole discretion of the Board of Directors of U.S. Can, taking into account, in their sole discretion, whether the Employee has attained the performance goals, financial and otherwise,
                          established for the Employee by the   Board of
                          Directors for the preceding year. Notwithstanding the foregoing, the Employee shall receive a bonus of $25,000 for 1994 (payable in 1995 after U.S. Can's financial statements for fiscal year 1994 have been approved).

                          B. BENEFITS. The Employee shall be entitled to receive a car or an allowance not in excess of $9,600 per year and the other fringe benefits received by other officers of U.S. Can and its Affiliates, including but not limited to, being covered under any incentive compensation plans, group insurance plans, stock option and/or stock purchase plans and any retirement accumulation plan, including but not limited to the Nonqualified Excess Benefit Replacement Plan pursuant to Section 401(a)(17) and Section (15) of the Internal Revenue Code of 1986, as amended, offered by U.S. Can and/or its Affiliates; provided, however, that nothing herein shall require U.S. Can or its Affiliates to maintain the fringe benefits currently provided to officers of U.S. Can and/or its Affiliates.

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                          C. REASONABLE AND NECESSARY BUSINESS EXPENSES. The
                          Employee shall be entitled to reimbursement from U.S. Can of reasonable and necessary business expenses incurred by the Employee in the course of his employment.

                          D. VACATION/HOLIDAYS. During each year of the Term of Employment, the Employee shall be entitled to four (4) weeks of paid vacation plus the paid holidays observed by U.S. Can and its Affiliates.

                          E. 1995 REVIEW. The Employee's yearly base salary will be reviewed by U.S. Can Corporation's Compensation Committee of the Board of Directors and the Chief Executive Officer at the first board meeting in 1995 for any salary action in 1995.

                 5. TERM OF EMPLOYMENT. The Employee's term of employment by U.S. Canshall commence on the date hereof and shall continue until termination thereof by the Employee or U.S. Can pursuant to the terms hereof (the "Term Of Employment"), subject to the provisions of Section 10 hereof.

                 6. TERMINATION. The Term of Employment may be terminated (i) by U.S. Can with cause (as set forth below), effective immediately; (ii) by U.S. Can without cause (as set forth below), effective 30 days after written notice to Employee; (iii) by Employee unilaterally, effective 30 days after written notice to U.S. Can; or (iv) on death of the Employee, effective immediately.

                 Termination with cause is permitted in the following circumstances:

                      (a) material breach or non-performance of any of the terms and conditions of this Agreement by Employee without proper cause, after a written demand for performance has been delivered to


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                                  Employee by U.S. Can, which notice specifies
                                  the nature of the default and Employee has failed to cure such default within five (5) days thereafter;

                      (b) commission of any crime involving assault, moral turpitude or any felony in connection with the performance of his duties hereunder; or

                      (c) other intentional or negligent conduct having a material adverse effect on the condition, financial or otherwise, of U.S. Can, or any of its Affiliates.

In every other case of termination by U.S. Can, the termination shall be deemed to be without cause.

                 7. SEVERANCE PAYMENTS. Should U.S. Can or its successor/assignee terminate the Term of Employment without cause pursuant to
Section 6(ii) above, the Employee shall receive eighteen (18) months of base salary and the insurance benefits which exist during the pay period immediately preceding the termination of the Term of Employment (the "Severance Payments"). The Severance Payments shall be payable in the same manner as base salary payments are made during the Term of Employment in accordance with Section 4 hereof.

                 8.       DISABILITY OF THE EMPLOYEE.   In the event that the
Employee suffers total and permanent disability during the Term of Employment hereunder, then, effective on the date thereof, the Term of Employment shall conclude; provided, however, that the termination of the Term of Employment resulting from the total and permanent disability shall be deemed to be termination without cause, and the Employee shall be entitled to receive the Severance Payments pursuant to Section 7 hereof, less any other amount received by the Employee as a result of such disability as provided for in Section 4(a) hereof. Total and permanent disability shall mean a disability because of which the Employee is physically or mentally unable to substantially



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perform the duties required of him under this Agreement for a period of six (6)
consecutive months or more.

                 9. DEATH OF THE EMPLOYEE. If the Employee dies during his Term of Employment hereunder, the Term of Employment shall conclude on the date thereof, and the Employee's designated beneficiary, or in the event no beneficiary has been designated or survives the Employee, the estate of the Employee shall be entitled to receive a death benefit from U.S. Can equal to one and one-half times the Employee's base salary existing on the date of his death. Any amounts payable by U.S. Can in respect of the death benefit provided herein may be paid in eighteen (18) equal installments at U.S. Can's option.

                 10. EFFECT OF EXPIRATION OR TERMINATION. If the Term of Employment comes to an end for any reason whatsoever, the obligations of the parties under Sections 11 and 12 shall continue in accordance with the terms and conditions of each respective Section. Further, Sections 4 and 7 will remain in full force and effect until the Employee's account is settled.

                 11. NON-COMPETITION. The Employee hereby agrees that, during the Term of Employment, and during the Agreed Period (as hereinafter defined), the Employee shall not (a) engage, directly or indirectly, in any Prohibited Activities (as hereinafter defined) in any Prohibited Territory (as hereinafter defined) as an owner, officer, director, employee, stockholder, principal, consultant, agent lender, guarantor, cosigner, investor or trustee of any corporation, partnership, proprietorship, joint venture, association or any other entity or business of any nature or (b) solicit any customers or clients of U.S. Can or its Affiliates in connection with any transactions which are in direct competition with the business of U.S. Can. Notwithstanding the foregoing, the Employee may be the owner of not more than 5% of the outstanding capital stock of any corporation engaged in Prohibited Activities (as defined herein). For purposes of this


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Section 11, (i) "Prohibited Activities" shall mean any manufacturing, development, sales, marketing, licensing and/or distribution of any container which is directly competitive with any product supplied by U.S. Can or any of its Affiliates and the provision of any services directly competitive with services offered by U.S. Can or its Affiliates and (ii) "Prohibited Territory" means the United States and any other country or applicable geographic area where the products and/or services of U.S. Can or its Affiliates are sold. The term "Agreed Period" shall mean the Term of Employment and the one and one-half year period following the date on which the Term of Employment is terminated.

                 12.      CONFIDENTIALITY.

                 (a) For purposes of this Section 12, "U.S. Can Confidential Information" means all Trade Secrets and Other Confidential Technical and Business Information (as defined below) (whether or not reduced to writing and whether or not patentable or protectable by copyright) which U.S. Can now owns or is licensed to use, or may in the future own or be licensed to use during the entire term of your employment at U.S. Can, including the Term of Employment hereunder. "Trade Secrets and Other Confidential Technical and Business Information" means all confidential or proprietary product development and design information and all confidential or proprietary procedures, techniques, manuals, customer information, specifications, data bases, test results, information concerning business or product acquisitions, strategic plans, customer lists, pricing data, and discoveries, inventions and innovations made, created, acquired or developed by or on behalf of U.S. Can and/or its Affiliates but excluding in each case any information which as a whole (a) is contained at the time of disclosure or thereafter in a patent or a printed publication available to the general public, (b) is obtained from a third party lawfully in possession of such information and who is not subject to a contractual or a fiduciary duty not

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to disclose such information, or (c) any other information which is known generally by the public.

                 (b) The Employee agrees to take the following steps to preserve the confidential and proprietary nature of U.S. Can Confidential
Information:

                 (i) During or after the Employee's employment by U.S. Can, the Employee will not disclose or transfer any of the U.S. Can Confidential Information other than as authorized by U.S. Can within the scope of the Employee's duties with U.S. Can. Except to the extent the Employee is authorized to do so in his capacity as an employee or officer of U.S. Can, the Employee understands that he is not allowed to sell, license or otherwise exploit any products or services which embody or utilize in whole or in part any U.S. Can Confidential Information.

                 (ii) The Employee will take all reasonable precautions to prevent the unauthorized disclosure (whether inadvertent or deliberate) of U.S. Can Confidential Information to unauthorized persons or entities, and will report promptly to appropriate U.S. Can management any such activities by others.

                 (iii) While the Employee is permitted to retain all personal information which is not comprised of or derived from U.S. Can Confidential Information (in whole or in part), all notes, files, data, tapes, reference materials, reports, sketches, drawings, price lists, customer lists, plans, memoranda, records and any other document or matter comprised of, or derived from, U.S. Can Confidential Information (in whole or in part) shall belong exclusively to U.S. Can. At the request of U.S. Can or upon termination of the Employee's employment with U.S. Can, the Employee will deliver to U.S. Can all tangible materials embodying U.S. Can Confidential Information in his possession or control.

                 (c) Except as otherwise provided herein, this Section 11 shall survive for a period of ten (10) years following termination of this Agreement.

                 13. EQUITABLE RELIEF. The Employee understands that a breach by him of any provision of this Agreement may cause substantial injury to U.S. Can and/or its Affiliates which may be irreparable and/or in amounts difficult or impossible to ascertain, and that in the event the Employee breaches any provision of this Agreement, U.S. Can shall have, in addition to all

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other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. Further, the Employee acknowledges and agrees that the restrictions and commitments set forth in this Agreement are necessary to protect U.S. Can's legitimate interests and are reasonable in scope, area and time, and that if, despite this acknowledgment and agreement, at the time of the enforcement of any provision of this Agreement a court of competent jurisdiction shall hold that the period or scope of such provision is unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated in such provision.

                 14. NON-WAIVER OF RIGHTS. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                 15. ARBITRATION. Any dispute as to any claim under this Agreement shall be settled by arbitration in Chicago, Illinois by an arbitrator, who shall be appointed pursuant to the rules of the American Arbitration Association. The arbitration shall be conducted promptly and expeditiously in accordance with the applicable arbitration rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                 16. SEVERABILITY. Whenever there may be a conflict between the provisions of this Agreement and any statute, prevailing law, judicial decision, ordinance or regulation, the latter shall prevail, but in such event the provisions of this Agreement so affected shall be


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construed and limited only to the extent necessary to bring it within the requirements of such law and in no event shall such illegality or unenforceability affect the remaining provisions or remaining portions of a provision of this Agreement.

                 17. NOTICES. Any notice given by either party hereunder shall be in writing and shall be personally delivered or shall be mailed, certified or registered mail, postage prepaid, as follows:

                 To U.S. Can:              United States Can Company
                                           900 Commerce Drive
                                           Oak Brook, Illinois  60521
                                           Attention:  Chief Executive Officer

                 with a copy to:           Lawrence R. Samuels
                                           Ross & Hardies
                                           150 North Michigan
                                           Chicago, Illinois  60601

                 To Employee:              At the address of the Employee as
                                           set forth on the payroll records of
                                           U.S. Can


or to such other address as may have been furnished to the other party by written notice in accordance with this Section 17.

                 18. ASSIGNMENT. The rights and obligations of U.S. Can under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of U.S. Can.

                 19. ENTIRE AGREEMENT. This Agreement (together with any applicable stock option agreement or stock purchase agreement) contains the entire agreement between the parties and supersedes all prior or contemporaneous agreements and representations, written or oral with respect to the subject matter described herein. No representations or agreements, written or oral, other than the representations and agreements contained in this Agreement, or any applicable stock option agreement or stock purchase agreement, have been made to or in favor of the

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Employee with respect to the subject matter described herein.  This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

                 20. APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine, and the Employee hereby consents to personal jurisdiction in Illinois for such purpose.


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                 IN WITNESS WHEREOF, the parties have executed this Agreement, in triplicate, on the date first written above.

                                                UNITED STATES CAN COMPANY



/s/ Tony Bonadonna                              By   /s/ William J. Smith
--------------------------                        --------------------------
Tony Bonadonna                                       William J. Smith
                                                         President and Chief
                                                             Executive Officer






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